REGISTRATION STATEMENT
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICRO LABORATORIES, INC.
(Exact Name of Issuer as specified in its Charter)

NEVADA  				05-494587
-----
(State of Incorporation) (I.R.S. Employer
Identification No.)

29 LAKESIDE DRIVE, JOHNSTON, RHODE ISLAND 02919
(Address of Principal Executive Offices) (Zip Code)

MICRO LABORATORIES, INC. - YEAR 2001 STOCK AWARD PLAN
(Full title of the Plan)

Nevada Corporate Services, Inc.
Mr. Richard Fritzler, Pres.
1800 E. Sahara Blvd #107
Las Vegas, Nevada 89107
(702) 365-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Declan J. O'Donnell, Esq.
499 South Larkspur Drive
Castle Rock, Colorado 80104
(303) 688-1193


CALCULATION OF REGISTRATION FEE

----------------	--------- ---------	--------------
Title of Each 		Amount to	Proposed 	Proposed
Class of 			be		Maximum 	Maximum
Securities to 		Regis	Offering  Aggregate
be Registered 		tered	Price Per	Offering Price
Share
     (1) 					  (1)	   (1)
----------------	---------	---------	--------------

Common Stock, 		10,000,000 $.05 	$ 500,000
$.001 par value
per share
----------------	---------	---------	--------------

(1) Estimated solely for the purpose of calculating the registration fee

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

a.	General Plan

1.	The title of the Plan is:  Micro Laboratories, Inc.
- Year 2001 Stock Award Plan ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is Micro Laboratories, Inc. ("Company").

2.	The general nature and purpose of the Plan is to
grant Employees, Directors, Officers and
Consultants an aggregate of 10,000,000 shares of the Company as compensation for services rendered and service to be rendered to the Company.

3. 	To the best of Company's knowledge, the Plan is not
subject to any of the provisions of the Employee
Retirement Income Security Act of 1974.

4. 	The Company shall act as Plan Administrator. The
Company's address is Micro Laboratories, Inc., 29
Lakeside Dr., Johnston, Rhode Island 02919. The telephone number of the Company is 401-949-3562.


b.	Securities to be Offered

10,000,000 shares of the Company's Common Stock,
$.001 par value, is being offered pursuant to the Plan.



PART II

INFORMATION REQUIRED IN THE REGISTRATION

Item 	3. INCORPORATION OF CERTAIN DOCUMENTS BY
		   REFERENCE

Incorporated hereby by reference and made a part hereof is (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended march 30, 2001 filed under the Securities Exchange Act of 1934 (the "Exchange Act").
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange
Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents; and (b) (i) the Company's Quarterly Report on Form 10-QSB for the period ended June 15, 2001, (ii) the Company's Quarterly Report on Form 10-QSB for the period ended August 31, 2000, and
(iii) the Company's Quarterly Report on Form 10-QSB for the period ended November 30, 2000, and in The Company's
Form 8-K filed contemporaneously herewith dated October
2, 2001.

Item 		4.	DESCRIPTION OF SECURITIES

Common Stock.

Item 		5. INTEREST OF NAMED EXPERTS AND COUNSEL

The legality of the securities being registered by this registration Statement is being passed upon by Declan
Joseph O'Donnell, Esq., 499 South Larkspur Drive, Castle
Rock, Colorado 80104, counsel to the Company. Mr.
O'Donnell has no substantial
interest, direct or indirect, in the Company.

Item 		6. INDEMNIFICATION OF DIRECTORS AND
OFFICERS

The Company's By-Laws provide that each director and officer of this Company shall be indemnified by the Company against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Item 		7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 		8. EXHIBITS

The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

Exhibit No. 		Document

5	Opinion of Declan J. O'Donnell,
Esq., re legality of shares of
Common Stock being registered filed
herewith.

10.1		Consulting Services Plan made as of
the 2nd day of October, 2001 for the
Company's consultants and employees.

23.	Consent of Declan J. O'Donnell, Esq.
(Included in Exhibit 5).

Item 		9. UNDERTAKINGS

A.	To Update Annually

The undersigned registrant hereby undertakes
(1) other than as provided in the proviso to item 512(a) of regulation S-K, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or vents arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and
(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.		Incorporation of Subsequent Exchange Act
Documents by Reference

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. 		Indemnification of Officers and Directors

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Johnston, Rhode Island, on the 2nd day of October, 2001.


MICRO LABORATORIES, INC.



By /S/ ROBERT THISTLE
-------------
Robert Thistle President

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures 				Title 	Date

/S/ ROBERT THISTLE 		President,  	October 2, 2001
					Director
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/S/	IRENE ZAWADOWICZ	Secretary, 	October 2, 2001
							Director
		------------------

		/S/	MARY NELSON		Treasurer,	October 2, 2001
							Director
		------------------